UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2022 (December 18, 2022)

Activision Blizzard, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-15839	95-4803544
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
2701 Olympic Boulevard, Building B
Santa Monica,	CA		90404
(Address of Principal Executive Offices)			(Zip Code)
(Registrant's telephone number, including area code): (310) 255-2000
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): ☐

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.000001 per share	ATVI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Activision Blizzard, Inc. (the “Company”) on January 18, 2022 entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Microsoft Corporation (“Microsoft”) and Anchorage Merger Sub Inc., a wholly owned subsidiary of Microsoft (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Microsoft.

Enhanced Severance Plan

On December 18, 2022, the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Company approved certain of the Company’s named executive officers, namely Armin Zerza, Brian Bulatao and Grant Dixton, to be covered under the Activision Blizzard, Inc. Enhanced Severance Plan (“Enhanced Severance Plan”), which the Compensation Committee had previously approved on November 30, 2022 to provide certain other employees of the Company with the following severance benefits in the event their employment is terminated by Microsoft, the Company or their respective subsidiaries and affiliates without “cause” or by the covered executive for “good reason” (as such terms are defined in the Enhanced Severance Plan), in either case, within 18 months after, and contingent upon, the consummation of the Merger (subject to the executive’s execution of the Company’s customary release of claims): (i) the greater of (A) two times the sum of the executive’s base salary and target annual cash incentive bonus (excluding any milestone or special bonus payments) and (B) the severance payable under the executive’s employment agreement; (ii) a pro-rated target annual cash incentive bonus payment based on the percentage of the year completed as of the termination date; and (iii) cash payments for COBRA premiums for twenty-four (24) months. Certain other covered employees would be entitled to the following severance benefits under the Enhanced Severance Plan in the event of such terminations of employment: (i) the greater of (A) one times the sum of the executive’s base salary and target annual cash incentive bonus (excluding any milestone or special bonus payments) and (B) the severance payable under the executive’s employment agreement; (ii) a pro-rated target annual cash incentive bonus payment based on the percentage of the year completed as of the termination date; and (iii) cash payments for COBRA payments for twelve (12) months.

The description of the previously approved Enhanced Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Enhanced Severance Plan, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.

Compensatory Arrangements of Certain Officers

In connection with certain consequences of the Merger, certain employees of the Company (including certain of its named executive officers and other executive officers) may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G” and the “Code”, respectively). To mitigate the potential impact of Section 280G and Section 4999 of the Code on the Company and its applicable executive officers, the Compensation Committee on December 18, 2022 approved the acceleration into December 2022 of the vesting and payments of certain equity awards, cash-based awards and other compensation, as applicable, that otherwise would have been payable to Messrs. Zerza, Bulatao and Dixton (collectively, the “Executives”) on or prior to the closing of the Merger, as described further below, subject to execution by each of the Executives of an Acceleration and Clawback Agreement. These actions are intended to benefit the Company by preserving compensation-related corporate income tax deductions for the Company that otherwise might be disallowed through the operation of Section 280G and to mitigate or eliminate the amount of excise tax that may be payable by the Executives pursuant to Section 4999 of the Code in connection with Section 280G in certain circumstances.

In approving the accelerated vesting and payments of awards and other compensation, the Compensation Committee considered, among other things, the projected value of the compensation-related corporate income tax deductions that otherwise might be lost as a result of the effect of Section 280G and the benefits to the Company of reducing the potential tax burden on the Executives.

The approved accelerated vesting and payments took one or more of the following forms, to the extent applicable to each Executive: (a) payment of the Executive’s fiscal year 2022 Annual Bonus (“Annual Bonus”) that otherwise would be payable in 2023 (“FY22 Annual Bonus”) with performance for this purpose deemed to be 68% of target (“Accelerated Bonus”); (b) payment of an amount equal to two-thirds (2/3) of the Executive’s 2023 annual base salary, minus an amount equal to the annualized minimum salary requirement mandated under the Fair Labor Standards Act (“Accelerated Salary”); (c) vesting and settlement in shares of Company common stock (“shares”) of certain Company restricted stock units (“RSUs”) held by the Executive that otherwise would have vested and been settled in 2023 (“Accelerated RSUs”); (d) vesting and settlement in shares of certain Company performance-vesting restricted stock units (“PSUs”) held by the Executive that otherwise would have vested and been settled in 2023, assuming for this purpose various performance achievement levels ranging between

50.000% and 113.307%, as estimated to be applicable to the specific award criteria of each such PSU (“Accelerated PSUs”); and (e) payment of cash severance that the Executive would be entitled to receive pursuant to the Executive’s termination of employment with “good reason” as set forth under the terms of the Enhanced Severance Plan, described below (“Accelerated Severance”). The Accelerated Bonus, Accelerated Salary, Accelerated RSUs, Accelerated PSUs and Accelerated Severance (collectively, the “Accelerated Amounts”), as applicable, offset the corresponding payments or amounts the Executive otherwise would have been entitled to receive upon the consummation of the Merger or otherwise in 2023, thereby precluding duplication of payments. All Accelerated Amounts will be reduced by applicable tax withholdings and are subject to the terms of the Acceleration and Clawback Agreement.

Specifically, the Compensation Committee approved for each Executive the following accelerated vesting and payments:

•For Mr. Zerza, a total of $5,306,346 and 58,013 shares, consisting of: (a) an Accelerated Bonus in the amount of $816,000; (b) Accelerated Salary in the amount of $490,346; (c) 19,156 Accelerated RSUs, which were scheduled to vest in March 2023; (d) 38,857 Accelerated PSUs, which were scheduled to vest in March 2023; and (e) Accelerated Severance in the amount of $4,000,000. The estimated value of Mr. Zerza’s Accelerated RSUs and Accelerated PSUs is $5,511,235, assuming a per share price of $95.00 (the per share cash consideration payable in connection with the Merger), such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $10,817,581.
•For Mr. Bulatao, a total of $5,303,680 and 9,910 shares, consisting of: (a) an Accelerated Bonus in the amount of $680,000; (b) Accelerated Salary in the amount of $623,680; (c) 9,910 Accelerated PSUs, which were scheduled to vest in March 2023; and (d) Accelerated Severance in the amount of $4,000,000. The estimated value of Mr. Bulatao’s Accelerated PSUs is $941,450, assuming a per share price of $95.00, such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $6,245,130.
•For Mr. Dixton, a total of $839,513 and 12,450 shares, consisting of: (a) an Accelerated Bonus in the amount of $382,500; (b) Accelerated Salary in the amount of $457,013; and (c) 12,450 Accelerated PSUs, which were scheduled to vest in June 2023. The estimated value of Mr. Dixton’s Accelerated PSUs is $1,182,750, assuming a per share price of $95.00, such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $2,022,263.

In connection with the accelerated vesting and payments described above, each Executive has signed an Acceleration and Clawback Agreement providing that the Executive’s accelerated payments are subject to certain repayment and true-up conditions, as described below.

Specifically, if an Executive’s employment with the Company is terminated for “cause” or voluntarily by the Executive other than for “good reason” (as such terms are defined in the Merger Agreement) prior to the closing of the Merger and prior to the date on which the applicable payment would have been made but for the payment of the relevant Accelerated Amount, and such termination otherwise would result in forfeiture of any portion of the Accelerated Amounts, then the Executive would be required to repay to the Company either the (i) applicable number of shares or (ii) cash value equivalent underlying Accelerated RSUs and Accelerated PSUs and the applicable cash amounts underlying the Accelerated Bonus, Accelerated Salary and Accelerated Severance that would have been so forfeited. If the Merger Agreement is terminated, then the Executive also would be required to repay the applicable cash amount underlying the Accelerated Severance within 60 days of such termination.

Moreover, if the FY22 Annual Bonus performance multiplier ultimately determined to be applicable for FY22 Annual Bonus participants generally (“Actual Performance Multiplier”) exceeds 68% of target performance (the deemed performance for purposes of determining the Accelerated Bonus), then to the extent an Executive received an Accelerated Bonus, the Company will pay the Executive at the time the FY22 Annual Bonus is generally paid to FY22 Annual Bonus participants an amount equal to the difference between the Actual Performance Multiplier and 68% with respect to the Executive’s fiscal year 2022 Annual Bonus (“FY22 Annual Bonus Differential”), less applicable taxes and withholdings. However, if the Actual Performance Multiplier is less than 68%, then to the extent the Executive received an Accelerated Bonus, the Executive is required to repay the Company at the time the FY22 Annual Bonus is generally paid to FY22 Annual Bonus participants the FY22 Annual Bonus Differential on a net after-tax basis.

Moreover, if the PSU performance multiplier ultimately determined to be applicable to a PSU generally for which an Executive has received an Accelerated PSU (“Actual PSU Performance Multiplier”) exceeds the applicable estimated performance achievement level assumed for purposes of determining such Accelerated PSU, then the Company will settle to the Executive at the time of the original settlement date for such PSU an amount, in shares, equal to the difference between the Actual PSU Performance Multiplier and such applicable estimated performance achievement level (“PSU Differential”), less applicable taxes and withholdings. However, if the Actual PSU Performance Multiplier is less than such applicable estimated performance achievement level, then the Executive is required to repay the Company at the time of the original settlement date for such PSU either the (a) number of shares underlying the PSU Differential or (b) proceeds received by the Executive from the sale of the shares underlying the PSU Differential on an after-tax basis.

If any Executive is required to make any of the foregoing repayments and fails to repay such amounts in a timely manner, the Executive will be required to reimburse the Company for any reasonable fees (including reasonable attorney’s fees) or costs it incurs in connection with seeking repayment.

The description of the Acceleration and Clawback Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Acceleration and Clawback Agreement, a copy of which is filed as Exhibit 10.2 herewith and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Activision Blizzard, Inc. Enhanced Severance Plan, established November 30, 2022.
10.2	Form of Acceleration and Clawback Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2022

ACTIVISION BLIZZARD, INC.

By:	/s/ Luci Altman
Name:	Luci Altman
Title:	Senior Vice President, Corporate Governance and
Corporate Secretary